Exhibit 99.1

DURECT Corporation Announces Third Quarter 2006 Financial Results

CUPERTINO, Calif., November 3, 2006/PRNewswire-FirstCall/ — DURECT Corporation (NASDAQ: DRRX) announced today financial results for the three months ended September 30, 2006. Total revenues were $5.1 million for the three months ended September 30, 2006, compared to $8.6 million for the same period in 2005. Net loss for the three months ended September 30, 2006 was $8.6 million, compared to a net loss of $3.0 million for the same period in 2005. Cash used in operating activities was $3.1 million for the three months ended September 30, 2006, compared to $1.1 million of cash used in operating activities for the same period in 2005.

At September 30, 2006, DURECT had cash and investments of $74.3 million, including $1.5 million in restricted investments, compared with cash and investments of $77.7 million at June 30, 2006 and $91.0 million at December 31, 2005.

“DURECT continued to make solid progress in advancing our pipeline in the third quarter, including entering one new product into Phase I clinical trials,” stated James E. Brown, D.V.M., President and CEO of DURECT.

Recent Corporate Highlights

•	POSIDUR™ Post-Operative Pain Relief Depot. During the third quarter of 2006, we continued to conduct multiple on-going Phase II clinical trials in a variety of soft-tissue and orthopedic surgeries for the purpose of selecting the optimal dose and the surgical procedures for pivotal Phase III trials. Pending the successful completion of these Phase II trials and approval of regulatory authorities, we will continue into the Phase III program, which we anticipate will occur in 2007.

•	Remoxy. Phase III clinical trials, conducted according to a Special Protocol Assessment, remain on-going for this abuse-resistant, long-acting, oral pain medication. According to a recent press release by Pain Therapeutics, they believe that they remain on track to announce results of a Phase III trial with Remoxy in the first half of 2007, followed by an NDA filing for this drug candidate three quarters after data release.

•	2nd ORADUR-based Opioid. In August, our collaborators, Pain Therapeutics and King Pharmaceuticals, announced the initiation of a Phase I clinical trial for a new ORADUR-based opioid drug candidate. This new drug candidate is the second ORADUR-based opioid drug to undergo clinical testing. King Pharmaceuticals is the company that will be commercializing the drug candidate, if approved. Pain Therapeutics, our licensee, has sublicensed rights to the drug candidate and other ORADUR-based products incorporating oxycodone and three other opioid compounds to King Pharmaceuticals. The active pharmaceutical ingredient in the new ORADUR-based opioid drug candidate has not been disclosed.

•	TRANSDUR Sufentanil Patch. During the third quarter, our main activity under this program involved supply of product for on-going clinical and non-clinical studies conducted by Endo Pharmaceuticals. In addition, we continued our technology transfer to Endo’s contract transdermal patch manufacturer in order to produce additional Phase II supplies, Phase III supplies and then commercial supplies.

•	Memryte™ Program. Our collaborator, Voyager Pharmaceutical, recently informed DURECT that Voyager is ending its Phase III clinical trials for Memryte™ for the treatment of Alzheimer’s Disease in order to get an early look at potential efficacy.

•	Management Addition. Matthew J. Hogan has joined us as Chief Financial Officer, bringing with him over 10 years of in-depth knowledge regarding corporate financial transactions as a former investment banker for Merrill Lynch and over 10 years of experience as a chief financial officer of several publicly traded companies, including experience managing commercial product sales.

About DURECT Corporation

DURECT Corporation is an emerging specialty pharmaceutical company focused on the development of pharmaceutical systems based on its proprietary drug delivery platform technologies. The company is developing pharmaceutical systems to deliver the right drug to the right place in the right amount at the right time to treat chronic and episodic diseases and conditions. For more information, please visit www.durect.com.

NOTE: POSIDUR™, SABER™, ORADUR™, DURIN™, TRANSDUR™ and MICRODUR™ are trademarks of DURECT Corporation. Other referenced trademarks belong to their respective owners.

DURECT Forward-Looking Statement

The statements in this press release regarding DURECT’s products in development, product development plans and projected financial results are forward-looking statements involving risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, DURECT’s (and that of its third party collaborators where applicable) abilities to design, enroll, conduct and complete clinical trials, complete the design, development, and manufacturing process development of the product candidate, obtain product and manufacturing approvals from regulatory agencies and manufacture and commercialize the product candidate, as well as marketplace acceptance of the product candidate. Further information regarding these and other risks is included in DURECT’s Form 10-Q on November 3, 2006 under the heading “Risk Factors.”

DURECT CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Collaborative research and development and other revenue	$3,158	$5,369	$10,264	$15,896
Product revenue, net	1,976	1,653	6,189	5,299
Revenue from sale of intellectual property rights	—	1,600	—	1,600

Total revenues	5,134	8,622	16,453	22,795

Operating expenses:
Cost of revenues (1)	666	573	2,265	1,933
Research and development (1)	9,930	7,024	25,643	21,301
Selling, general and administrative (1)	3,346	2,699	9,540	8,362
Amortization of intangible assets	22	303	416	909

Total operating expenses	13,964	10,599	37,864	32,505

Loss from operations	(8,830)	(1,977)	(21,411)	(9,710)
Other income (expense):
Interest and other income	957	467	2,841	1,359
Interest expense	(710)	(1,095)	(2,719)	(3,329)
Debt conversion expense	—	(403)	(2,287)	(403)

Net other income (expense)	247	(1,031)	(2,165)	(2,373)

Loss before income taxes	(8,583)	(3,008)	(23,576)	(12,083)
Income tax provision	—	4	—	4

Net loss	$(8,583)	$(3,012)	$(23,576)	$(12,087)

Net loss per share, basic and diluted	$(0.12)	$(0.06)	$(0.36)	$(0.23)

Shares used in computing basic and diluted net loss per share	68,688	52,786	64,943	52,240

(1) Stock-based compensation related to the following:

Cost of revenues	$20	$—	$47	$—
Research and development	774	60	2,084	106
Selling, general and administrative	368	—	1,011	347

	$1,162	$60	$3,142	$453

DURECT CORPORATION

CONDENSED BALANCE SHEETS

(in thousands)

	September 30, 2006	December 31, 2005 (1)
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$37,717	$65,542
Short-term investments	25,099	18,022
Restricted investments	—	321
Accounts receivable	3,471	4,488
Inventories	2,205	2,047
Prepaid expenses and other current assets	1,611	3,659

Total current assets	70,103	94,079
Property and equipment, net	7,447	7,304
Goodwill	6,399	6,399
Intangible assets, net	119	536
Long-term investments	9,955	5,459
Restricted investments	1,508	1,653
Other long-term assets	1,073	1,984

Total assets	$96,604	$117,414

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,121	$1,835
Accrued liabilities	4,042	3,874
Contract research liabilities	871	1,418
Interest payable on convertible notes	681	149
Deferred revenue, current portion	2,412	2,367
Equipment financing obligations and term loan, current portion	32	34
Bonds payable, current portion	200	200

Total current liabilities	9,359	9,877
Bonds payable, equipment financing obligations and term loan, noncurrent portion	825	702
Convertible subordinated notes	37,337	57,337
Deferred revenue, noncurrent portion	4,375	6,016
Other long-term liabilities	279	130
Stockholders’ equity	44,429	43,352

Total liabilities and stockholders’ equity	$96,604	$117,414

(1) Derived from audited financial statements.

SOURCE DURECT Corporation

CONTACT:

Schond L. Greenway, Vice President, Investor Relations and Strategic Planning, DURECT Corporation, +1-408-777-1417